As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FTAC ZEUS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-4260524
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
(215) 701-9555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan M. Gilbert
President and Chief Executive Officer
c/o FTAC Zeus Acquisition Corp.

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Rosenstein, Esq. Derick Kauffman, Esq. Ledgewood, PC 2001 Market Street, Suite 3400 Philadelphia, PA 19103 (215) 731-9450	Erika L. Weinberg Ryan J. Maierson Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-253995

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one half of one redeemable warrant(2)(3)	5,750,000 Units	$10.00	$57,500,000	$5,330.25
Shares of Class A common stock included as part of the units(2)(3)	5,750,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(2)(3)	2,875,000 Warrants	—	—	—	(4)
Shares of Class A common stock underlying redeemable warrants	2,875,000	$11.50	33,062,500	$3,064.89
Total			$90,562,500	$8,396	(5)(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253995).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $543,375,000 on its Registration Statement on Form S-1, as amended (File No. 333-253995), which was declared effective by the Securities and Exchange Commission on November 18, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $90,562,500 is hereby registered, which includes securities issuable upon the exercise of the option granted to the underwriters to cover over-allotments, if any.
(6)	Previously paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of FTAC Zeus Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each unit consists of one share of Class A common stock and one half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253995) (the “Prior Registration Statement”), initially filed by the Registrant on March 8, 2021 and declared effective by the Securities and Exchange Commission on November 18, 2021. The required opinion of counsel and related consent and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that the filing fee set forth on the cover page of this Registration Statement has been paid.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-253995) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Ledgewood, PC, legal counsel to the Registrant
23.1	Consent of Ledgewood, PC (included in Exhibit 5.1).
23.2	Consent of WithumSmith+Brown, PC.
24.1	Powers of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-253995) filed on March 8, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 18th day of November, 2021.

FTAC ZEUS ACQUISITION CORP.

By:	/s/ Ryan M. Gilbert
Name:	Ryan M. Gilbert
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ryan M. Gilbert	President and Chief Executive Officer	November 18, 2021
Ryan M. Gilbert	(Principal Executive Officer)

*	Chief Financial Officer and Secretary	November 18, 2021
Joseph W. Pooler, Jr.	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman	November 18, 2021
Daniel G. Cohen

* By:	/s/ Ryan M. Gilbert
Ryan M. Gilbert, Attorney-in-fact

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